UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2005

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Ste. 215, South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

(a) Non-Employee Director Compensation.

On December 14, 2005, the Board of Directors (the “Board”) of Hana Biosciences, Inc. (the “Company”) approved and adopted a new compensation arrangement for non-employee directors of the Company. Effective January 1, 2006, non-employee directors serving on the Board will be entitled to receive the following in consideration for their service on the Board: (1) a cash fee of $2,500 for attendance at each regular quarterly meeting of the Board; (2) an annual fee of $15,000, as compensation for special Board and other meetings; and (3) an annual stock option grant relating to 40,000 shares of common stock, which option would vest upon the first anniversary of the grant and would accelerate upon a “change of control” of the Company. The stock option grants made to each non-employee director in November 2005 will satisfy the 2006 annual stock option grant. The November 2005 option grants, which were made pursuant to the Company’s 2004 Stock Incentive Plan, provide that they are not exercisable unless and until the Company’s stockholders ratify and approve such plan, which is expected to be considered at the Company’s 2006 annual meeting.

The Board also approved an annual grant of 10,000 restricted shares of the Company’s common stock to the chair of the Board’s audit committee, which shares would vest upon the first anniversary of the grant date.

(b) Amendment of Employment Agreements.

On December 19, 2005, the Company and Mark J. Ahn, Ph.D., its President and Chief Executive Officer, amended Dr. Ahn’s employment agreement, originally dated November 1, 2003, to: (1) extend the term of the agreement to November 1, 2008, and (2) to provide for the acceleration of all of Dr. Ahn’s Company stock options upon a “change of control,” as such term is defined in Dr. Ahn’s employment agreement.

On December 19, 2005, the Company and Fred L. Vitale, its Vice President, Chief Business Officer, amended Mr. Vitale’s employment agreement, originally dated January 24, 2004 in order to extend the term of the agreement to November 1, 2008.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2005, the Company and Russell L. Skibsted, its Vice President, Chief Financial Officer, agreed that Mr. Skibsted’s employment with the Company would terminate, effective December 31, 2005.

On December 14, 2005, the Board appointed John P. Iparraguirre to the office of Vice President, Chief Financial Officer, effective as of January 1, 2006. Mr. Iparraguirre has been the Company’s Controller since April 2004 and served as interim Chief Financial Officer from August 2004 to November 2004. Prior to joining the Company, from April 2002 until April 2004, Mr. Iparraguirre was Accounting Manager at Discovery Toys, Inc., where he was responsible for maintaining the integrity of that company’s financial reporting and coordinating all aspects of its SEC filings. Mr. Iparraguirre, was a senior audit associate at BDO Seidman, LLP, an international accounting firm, from September 1998 to April 2002, focusing on publicly-traded companies and their related SEC compliance.

The Company’s press release dated December 16, 2005 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.  Description
99.1   Press release dated December 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: December 20, 2005	By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 16, 2005.